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                       CUSTODIAN CONTRACT

                             Between

                  ALLIANCE GOVERNMENT RESERVES

                               and

               STATE STREET BANK AND TRUST COMPANY




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                        TABLE OF CONTENTS
                                                           Page

1.   Employment of Custodian and Property to be Held By
     It ...................................................   1

2.   Duties of the Custodian with Respect to Property
     of the Fund Held by the Custodian.....................   2
     2.1  Holding Securities...............................   2
     2.2  Delivery of Securities...........................   2
     2.3  Registration of Securities.......................   7
     2.4  Bank Accounts....................................   8
     2.5  Payments for Shares..............................   9
     2.6  Investment and Availability of Federal Funds.....   9
     2.7  Collection of Income.............................  10
     2.8  Payment of Fund Moneys...........................  10
     2.9  Liability for Payment in Advance of Receipt of
          Securities Purchased.............................  13
     2.10 Payments for Repurchases or Redemptions
          of Shares of the Fund............................  14
     2.11 Appointment of Agents............................  15
     2.12 Deposit of Fund Assets in Securities System......  15
     2.13 Segregated Account...............................  18
     2.14 Ownership Certificates for Tax Purposes..........  20
     2.15 Proxies..........................................  20
     2.16 Communications Relating to Fund
          Portfolio Securities.............................  20
     2.17 Proper Instructions..............................  21
     2.18 Actions Permitted Without Express Authority......  22
     2.19 Evidence of Authority............................  23

3. Duties of Custodian With Respect to the Books of Account and Calculation of Net Asset Value and Net
     Income................................................  23
4.   Records...............................................  24
5.   Opinion of Fund's Independent Accountants.............  25
6.   Reports to Fund by Independent Public Accountants.....  25
7.   Compensation of Custodian.............................  26
8.   Responsibility of Custodian...........................  26
9.   Effective Period, Termination and Amendment...........  27
10.  Successor Custodian...................................  29
11.  Interpretive and Additional Provisions................  30
12.  Massachusetts Law to Apply............................  31
13.  Prior Contracts.......................................  31



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                       CUSTODIAN CONTRACT

         This Contract between Alliance Government Reserves, a

business trust organized and existing under the laws of

Massachusetts, having its principal place of business at

140 Broadway, New York, New York 10005 hereinafter called the

"Fund", and State Street Bank and Trust Company, a Massachusetts

trust company, having its principal place of business at

225 Franklin Street, Boston, Massachusetts, 02110, hereinafter called the "Custodian",

         WITNESSETH:  That in consideration of the mutual

covenants and agreements hereinafter contained, the parties

hereto agree as follows:

1.       Employment of Custodian and Property to be Held by It

         The Fund hereby employs the Custodian as the custodian

of its assets pursuant to the provisions of the Declaration of

Trust.  The Fund agrees to deliver to the Custodian all

securities and cash owned by it, and all payments of income,

payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares of beneficial interest ("Shares") of the Fund as may be issued or sold from time to time.  The Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian.




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         Upon receipt of "Proper Instructions"  (within the

meaning of Section 2.17), the Custodian shall from time to time employ one or more sub-custodians, but only in accordance with an applicable vote by the Trustees of the Fund, and provided that the Custodian shall have no more or less responsibility or

liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian.

2.       Duties of the Custodian with Respect to Property of the

Fund Held By the Custodian

2.1      Holding Securities.  The Custodian shall hold and

         physically segregate for the account of the Fund all

         non-cash property, including all securities owned by the

         Fund, other than securities which are maintained

         pursuant to Section 2.12 in a clearing agency which acts

         as a securities depository or in a book-entry system

         authorized by the U.S. Department of the Treasury,

         collectively referred to herein as "Securities System".

2.2      Delivery of Securities.  The Custodian shall release and

         deliver securities owned by the Fund held by the

         Custodian or in a Securities System account of the

         Custodian only upon receipt of Proper Instructions,

         which may be continuing instructions when deemed

         appropriate by the parties, and only in the following

         cases:




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              1)   Upon sale of such securities for the account

                   of the Fund and receipt of payment therefor;

              2)   Upon the receipt of payment in connection with

                   any repurchase agreement related to such

                   securities entered into by the Fund;

              3)   In the case of a sale effected through a

                   Securities System, in accordance with the

                   provisions of Section 2.12 hereof;

              4)   To the depository agent in connection with

                   tender or other similar offers for portfolio

                   securities of the Fund;

              5)   To the issuer thereof or its agent when such

                   securities are called, redeemed, retired or

                   otherwise become payable; provided that, in

                   any such case, the cash or other consideration

                   is to be delivered to the Custodian;

              6)   To the issuer thereof, or its agent, for

                   transfer into the name of the Fund or into the

                   name of any nominee or nominees of the

                   Custodian or into the name or nominee name of

                   any agent appointed pursuant to Section 2.11

                   or into the name or nominee name of any sub-

                   custodian appointed pursuant to Article 1; or

                   for exchange for a different number of bonds,

                   certificates or other evidence representing




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                   the same aggregate face amount or number of

                   units; provided that, in any such case, the

                   new securities are to be delivered to the

                   Custodian;

              7)   To the broker selling the same for examination

                   in accordance with the "street delivery"

                   custom;

              8)   For exchange or conversion pursuant to any

                   plan of merger, consolidation,

                   recapitalization, reorganization or

                   readjustment of the securities of the issuer

                   of such securities, or pursuant to provisions

                   for conversion contained in such securities,

                   or pursuant to any deposit agreement; provided

                   that, in any such case, the new securities and

                   cash, if any, are to be delivered to the

                   Custodian;

              9)   In the case of warrants, rights or similar

                   securities, the surrender thereof in the

                   exercise of such warrants, rights or similar

                   securities or the surrender of interim

                   receipts or temporary securities for

                   definitive securities; provided that, in any

                   such case, the new securities and cash, if

                   any, are to be delivered to the Custodian;




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              10)  For delivery in connection with any loans of

                   securities made by the Fund, but only against

                   receipt of adequate collateral as agreed upon

                   from time to time by the Custodian and the

                   Fund, which may be in the form of cash or

                   obligations issued by the United States

                   government, its agencies or instrumentalities,

                   except that in connection with any loans for

                   which collateral is to be credited to the

                   Custodian's account in the book-entry system

                   authorized by the U.S. Department of the

                   Treasury, the Custodian will not be held

                   liable or responsible for the delivery of

                   securities owned by the Fund prior to the

                   receipt of such collateral;

              11)  For delivery as security in connection with

                   any borrowings by the Fund requiring a pledge

                   of assets by the Fund, but only against

                   receipt of amounts borrowed;

              12)  For delivery in accordance with the provisions

                   of any agreement among the Fund, the Custodian

                   and a broker-dealer registered under the

                   Securities Exchange Act of 1934 ("the Exchange

                   Act") and a member of The National Association

                   of Securities Dealers, Inc. ("NASD"), relating




                                5




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                   to compliance with the rules of The Options

                   Clearing Corporation and of any registered

                   national securities exchange, or of any

                   similar organization or organizations,

                   regarding escrow or other arrangements in

                   connection with transactions by the Fund;

              13)  For delivery in accordance with the provisions

                   of any agreement among the Fund, the

                   Custodian, and a Futures Commission Merchant

                   registered under the Commodity Exchange Act,

                   relating to compliance with the rules of the

                   Commodity Futures Trading Commission and/or

                   any Contract Market, or any similar

                   organization or organizations, regarding

                   account deposits in connection with

                   transactions by the Fund;

              14)  Upon receipt of instructions from the transfer

                   agent ("Transfer Agent") for the Fund, for

                   delivery to such Transfer Agent or to the

                   holders of shares in connection with

                   distributions in kind, as may be described

                   from time to time in the Fund's currently

                   effective prospectus and statement of

                   additional information ("prospectus"), in






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                   satisfaction of requests by holders of Shares

                   for repurchase or redemption; and

              15)  For any other proper corporate purpose, but

                   only upon receipt of, in addition to Proper

                   Instructions, a certified copy of a resolution

                   of the Trustees or of the Executive Committee

                   signed by an officer of the Fund and certified

                   by the Secretary or an Assistant Secretary,

                   specifying the securities to be delivered,

                   setting forth the purpose for which such

                   delivery is to be made, declaring such

                   purposes to be proper corporate purposes, and

                   naming the person or persons to whom delivery

                   of such securities shall be made.

2.3      Registration of Securities.  Securities held by the

         Custodian (other than bearer securities) shall be

         registered in the name of the Fund or in the name of any

         nominee of the Fund or of any nominee of the Custodian

         which nominee shall be assigned exclusively to the Fund,

         unless the Fund has authorized in writing the

         appointment of a nominee to be used in common with other

         registered investment companies having the same

         investment adviser as the Fund, or in the name or

         nominee name of any agent appointed pursuant to

         Section 2.11 or in the name or nominee name of any




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         sub-custodian appointed pursuant to Article 1.  All

         securities accepted by the Custodian on behalf of the

         Fund under the terms of this Contract shall be in

         "street name" or other good delivery form.

2.4      Bank Accounts.  The Custodian shall open and maintain a

         separate bank account or accounts in the name of the

         Fund, subject only to draft or order by the Custodian

         acting pursuant to the terms of this Contract, and shall

         hold in such account or accounts, subject to the

         provisions hereof, all cash received by it from or for

         the account of the Fund, other than cash maintained by

         the Fund in a bank account established and used in

         accordance with Rule 17f-3 under the Investment Company

         Act of 1940.  Funds held by the Custodian for the Fund

         may be deposited by it to its credit as Custodian in the

         Banking Department of the Custodian or in such other

         banks or trust companies as it may in its discretion

         deem necessary or desirable; provided, however, that

         every such bank or trust company shall be qualified to

         act as a custodian under the Investment Company Act of

         1940 and that each such bank or trust company and the

         funds to be deposited with each such bank or trust

         company shall be approved by vote of a majority of the

         Trustees of the Fund.  Such funds shall be deposited by






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         the Custodian in its capacity as Custodian and shall be

         withdrawable by the Custodian only in that capacity.

2.5      Payments for Shares.  The Custodian shall receive from

         the distributor for the Fund's Shares or from the

         Transfer Agent of the Fund and deposit into the Fund's

         account such payments as are received for Shares of the

         Fund issued or sold from time to time by the Fund.  The

         Custodian will provide timely notification to the Fund

         and the Transfer Agent of any receipt by it of payments

         for Shares of the Fund.

2.6      Investment and Availability of Federal Funds.  Upon

         mutual agreement between the Fund and the Custodian, the

         Custodian shall, upon the receipt of Proper

         Instructions,

              1)   invest in such instruments as may be set forth

                   in such instructions on the same day as

                   received all federal funds received after a

                   time agreed upon between the Custodian and the

                   Fund; and

              2)   make federal funds available to the Fund as of

                   specified times agreed upon from time to time

                   by the Fund and the Custodian in the amount of

                   checks received in payment for Shares of the

                   Fund which are deposited into the Fund's

                   account.




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2.7      Collection of Income.  The Custodian shall collect on a

         timely basis all income and other payments with respect

         to registered securities held hereunder to which the

         Fund shall be entitled either by law or pursuant to

         custom in the securities business, and shall collect on

         a timely basis all income and other payments with

         respect to bearer securities if, on the date of payment

         by the issuer, such securities are held by the Custodian

         or agent thereof and shall credit such income, as

         collected, to the Fund's custodian account.  Without

         limiting the generality of the foregoing, the Custodian

         shall detach and present for payment all coupons and

         other income items requiring presentation as and when

         they become due and shall collect interest when due on

         securities held hereunder.  Income due the Fund on

         securities loaned pursuant to the provisions of

         Section 2.2 (10) shall be the responsibility of the

         Fund.  The Custodian will have no duty or responsibility

         in connection therewith, other than to provide the Fund

         with such information or data as may be necessary to

         assist the Fund in arranging for the timely delivery to

         the Custodian of the income to which the Fund is

         properly entitled.

 2.8     Payment of Fund Moneys.  Upon receipt of Proper

         Instructions, which may be continuing instructions when




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


         deemed appropriate by the parties, the Custodian shall

         pay out moneys of the Fund in the following cases only:

              (l)  Upon the purchase of securities, futures

                   contracts or options on futures contracts for

                   the account of the Fund but only (a) against

                   the delivery of such securities, or evidence

                   of title to futures contracts or options on

                   futures contracts, to the Custodian (or any

                   bank, banking firm or trust company doing

                   business in the United States or abroad which

                   is qualified under the Investment Company Act

                   of 1940, as amended, to act as a custodian and

                   has been designated by the Custodian as its

                   agent for this purpose) registered in the name

                   of the Fund or in the name of a nominee of the

                   Custodian referred to in Section 2.3 hereof or

                   in proper form for transfer; (b) in the case

                   of a purchase effected through a Securities

                   System, in accordance with the conditions set

                   forth in Section 2.12 hereof or (c) in the

                   case of repurchase agreements entered into

                   between the Fund and the Custodian, or another

                   bank, or a broker-dealer which is a member of

                   NASD, (i) against delivery of the securities

                   either in certificate form or through an entry crediting the Custodian's account at the

                   Federal Reserve Bank with such securities or

                   (ii) against delivery of the receipt

                   evidencing purchase by the Fund of securities

                   owned by the Custodian along with written

                   evidence of the agreement by the Custodian to

                   repurchase such securities from the Fund

              2)   In connection with conversion, exchange or

                   surrender of securities owned by the Fund as

                   set forth in Section 2.2 hereof;

              3)   For the redemption or repurchase of Shares

                   issued by the Fund as set forth in

                   Section 2.10 hereof;

              4)   For the payment of any expense or liability

                   incurred by the Fund, including but not

                   limited to the following payments for the

                   account of the Fund: interest, taxes,

                   management, accounting, transfer agent and

                   legal fees, and operating expenses of the Fund

                   whether or not such expenses are to be in

                   whole or part capitalized or treated as

                   deferred expenses;

              5)   For the payment of any dividends declared

                   pursuant to the governing documents of the

                   Fund;




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              6)   For payment of the amount of dividends

                   received in respect of securities sold short;

              7)   For any other proper purpose, but only upon

                   receipt of, in addition to Proper

                   Instructions, a certified copy of a resolution

                   of the Trustees or of the Executive Committee

                   of the Fund signed by an officer of the Fund

                   and certified by its Secretary or an Assistant

                   Secretary, specifying the amount of such

                   payment, setting forth the purpose for which

                   such payment is to be made, declaring such

                   purpose to be a proper purpose, and naming the

                   person or persons to whom such payment is to

                   be made.

2.9      Liability for Payment in Advance of Receipt of

         Securities Purchased.  In any and every case where

         payment for purchase of securities for the account of

         the Fund is made by the Custodian in advance of receipt

         of the securities purchased in the absence of specific

         written instructions from the Fund to so pay in advance,

         the Custodian shall be absolutely liable to the Fund for

         such securities to the same extent as if the securities

         had been received by the Custodian, except that in the

         case of repurchase agreements entered into by the Fund

         with a bank which is a member of the Federal Reserve




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         System, the Custodian may transfer funds to the account

         of such bank prior to the receipt of written evidence

         that the securities subject to such repurchase agreement

         have been transferred by book-entry into a segregated

         non-proprietary account of the custodian maintained with

         the Federal Reserve Bank of Boston or of the safe-

         keeping receipt, provided that such securities have in

         fact been so transferred by book-entry.

2.10     Payments for Repurchases or Redemptions of Shares of the

         Fund.  From such funds as may be available for the

         purpose but subject to the limitations of the

         Declaration of Trust and any applicable votes of the

         Trustees of the Fund pursuant thereto, the Custodian

         shall, upon receipt of instructions from the Transfer

         Agent, make funds available for payment to holders of

         Shares who have delivered to the Transfer Agent a

         request for redemption or repurchase of their Shares.

         In connection with the redemption or repurchase of

         Shares of the Fund, the Custodian is authorized upon

         receipt of instructions from the Transfer Agent to wire

         funds to or through a commercial bank designated by the

         redeeming shareholders.  In connection with the

         redemption or repurchase of Shares of the Fund, the

         Custodian shall honor checks drawn on the Custodian by a

         holder of Shares, which checks have been furnished by




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         the Fund to the holder of Shares, when presented to the

         Custodian in accordance with such procedures and

         controls as are mutually agreed upon from time to time

         between the Fund and the Custodian.

2.11     Appointment of Agents.  The Custodian may at any time or

         times in its discretion appoint (and may at any time

         remove) any other bank or trust company which is itself

         qualified under the Investment Company Act of 1940, as

         amended, to act as a custodian, as its agent to carry

         out such of the provisions of this Article 2 as the

         Custodian may from time to time direct; provided,

         however, that the appointment of any agent shall not

         relieve the Custodian of its responsibilities or

         liabilities hereunder.

2.12     Deposit of Trust Assets in Securities Systems.  The

         Custodian may deposit and/or maintain securities owned

         by the Fund in a clearing agency registered with the

         Securities and Exchange Commission under Section 17A of

         the Securities Exchange Act of 1934, which acts as a

         securities depository, or in the book-entry system

         authorized by the U.S. Department of the Treasury and

         certain federal agencies, collectively referred to

         herein as "Securities System" in accordance with

         applicable Federal Reserve Board and Securities and






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         Exchange Commission rules and regulations, if any, and

         subject to the following provisions:

              1)   The Custodian may keep securities of the Fund

                   in a Securities System provided that such

                   securities are represented in an account

                   ("Account") of the Custodian in the Securities

                   System which shall not include any assets of

                   the Custodian other than assets held as a

                   fiduciary, custodian or otherwise for

                   customers;

              2)   The records of the Custodian with respect to

                   securities of the Fund which are maintained in

                   a Securities System shall identify by

                   book-entry those securities belonging to the

                   Fund;

              3)   The Custodian shall pay for securities

                   purchased for the account of the Fund upon

                   (i) receipt of advice from the Securities

                   System that such securities have been

                   transferred to the Account, and (ii) the

                   making of an entry on the records of the

                   Custodian to reflect such payment and transfer

                   for the account of the Fund.  The Custodian

                   shall transfer securities sold for the account

                   of the Fund upon (i) receipt of advice from




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                   the Securities System that payment for such

                   securities has been transferred to the

                   Account, and (ii) the making of an entry on

                   the records of the Custodian to reflect such

                   transfer and payment for the account of the

                   Fund.  Copies of all advices from the

                   Securities System of transfers of securities

                   for the account of the Fund shall identify the

                   Fund, be maintained for the Fund by the

                   Custodian and be provided to the Fund at its

                   request.  Upon request, the Custodian shall

                   furnish the Fund confirmation of each transfer

                   to or from the account of the Fund in the form

                   of a written advice or notice and shall

                   furnish to the Fund copies of daily

                   transaction sheets reflecting each day's

                   transactions in the Securities System for the

                   account of the Fund.

              4)   The Custodian shall provide the Fund with any

                   report obtained by the Custodian on the

                   Securities System's accounting system,

                   internal accounting control and procedures for

                   safeguarding securities deposited in the

                   Securities System;






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              5)   The Custodian shall have received the initial

                   or annual certificate, as the case may be,

                   required by Article 9 hereof;

              6)   Anything to the contrary in this Contract

                   notwithstanding, the Custodian shall be liable

                   to the Fund for any loss or damage to the Fund

                   resulting from use of the Securities System by

                   reason of any negligence, misfeasance or

                   misconduct of the Custodian or any of its

                   agents or of any of its or their employees or

                   from failure of the Custodian or any such

                   agent to enforce effectively such rights as it

                   may have against the Securities System; at the

                   election of the Fund, it shall be entitled to

                   be subrogated to the rights of the Custodian

                   with respect to any claim against the

                   Securities System or any other person which

                   the Custodian may have as a consequence of any

                   such loss or damage if and to the extent that

                   the Fund has not been made whole for any such

                   loss or damage.

2.13     Segregated Account.  The Custodian shall upon receipt of

         Proper Instructions establish and maintain a segregated

         account or accounts for and on behalf of the Fund, into

         which account or accounts may be transferred cash and/or




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


         securities, including securities maintained in an

         account by the Custodian pursuant to Section 2.12

         hereof, (i) in accordance with the provisions of any

         agreement among the Fund, the Custodian and a broker-

         dealer registered under the Exchange Act and a member of

         the NASD (or any futures commission merchant registered

         under the Commodity Exchange Act), relating to

         compliance with the rules of The Options Clearing

         Corporation and of any registered national securities

         exchange (or the Commodity Futures Trading Commission or

         any registered contract market), or of any similar

         organization or organizations, regarding escrow or other

         arrangements in connection with transactions by the

         Fund, (ii) for purposes of segregating cash or

         government securities in connection with options

         purchased, sold or written by the Fund or commodity

         futures contracts or options thereon purchased or sold

         by the Fund, (iii) for the purposes of compliance by the

         Fund with the procedures required by Investment Company

         Act Release No. 10666, or any subsequent release or

         releases of the Securities and Exchange Commission

         relating to the maintenance of segregated accounts by

         registered investment companies and (iv) for other

         proper corporate purposes, but only, in the case of

         clause (iv), upon receipt of, in addition to Proper




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         Instructions, a certified copy of a resolution of the

         Trustees or of the Executive Committee signed by an

         officer of the Fund and certified by the Secretary or an

         Assistant Secretary, setting forth the purpose or

         purposes of such segregated account and declaring such

         purposes to be proper corporate purposes.

2.14     Ownership Certificates for Tax Purposes.  The Custodian

         shall execute ownership and other certificates and

         affidavits for all federal and state tax purposes in

         connection with receipt of income or other payments with

         respect to securities of the Fund held by it and in

         connection with transfers of securities.

2.15     Proxies.  The Custodian shall, with respect to the

         securities held hereunder, cause to be promptly executed

         by the registered holder of such securities, if the

         securities are registered otherwise than in the name of

         the Fund or a nominee of the Fund, all proxies, without

         indication of the manner in which such proxies are to be

         voted, and shall promptly deliver to the Fund such

         proxies, all proxy soliciting materials and all notices

         relating to such securities.

2.16     Communications Relating to Fund Portfolio Securities.

         The Custodian shall transmit promptly to the Fund all

         written information (including, without limitation,

         pendency of calls and maturates of securities and




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         expirations of rights in connection therewith and

         notices of exercise of call and put options written by

         the Fund and the maturity of futures contracts purchased

         or sold by the Fund) received by the Custodian from

         issuers of the securities being held for the Fund.  With

         respect to tender or exchange offers, the Custodian

         shall transmit promptly to the Fund all written

         information received by the Custodian from issuers of

         the securities whose tender or exchange is sought and

         from the party (or his agents) making the tender or

         exchange offer.  If the Fund desires to take action with

         respect to any tender offer, exchange offer or any other

         similar transaction, the Fund shall notify the Custodian

         at least three business days prior to the date on which

         the Custodian is to take such action.

2.17     Proper Instructions.  Proper Instructions as used

         throughout this Article 2 means a writing signed or

         initialled by one or more person or persons as the

         Trustees shall have from time to time authorized.  Each

         such writing shall set forth the specific transaction or

         type of transaction involved, including a specific

         statement of the purpose for which such action is

         requested.  Oral instructions will be considered Proper

         Instructions if the Custodian reasonably believes them

         to have been given by a person authorized to give such




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


         instructions with respect to the transaction involved.

         The Fund shall cause all oral instructions to be

         confirmed in writing.  Upon receipt of a certificate of

         the Secretary or an Assistant Secretary as to the

         authorization by the Trustees of the Fund accompanied by

         a detailed description of procedures approved by the

         Trustees, Proper Instructions may include communications

         effected directly between electro-mechanical or

         electronic devices provided that the Trustees and the

         Custodian are satisfied that such procedures afford

         adequate safeguards for the Fund's assets.

2.18     Actions Permitted without Express Authority.  The

         Custodian may in its discretion, without express

         authority from the Fund:

              1)   make payments to itself or others for minor

                   expenses of handling securities or other

                   similar items relating to its duties under

                   this Contract, provided that all such payments

                   shall be accounted for to the Fund;

              2)   surrender securities in temporary form for

                   securities in definitive form;

              3)   endorse for collection, in the name of the

                   Fund, checks, drafts and other negotiable

                   instruments; and






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


              4)   in general, attend to all non-discretionary

                   details in connection with the sale, exchange,

                   substitution, purchase, transfer and other

                   dealings with the securities and property of

                   the Fund except as otherwise directed by the

                   Trustees of the Fund.

2.19     Evidence of Authority.  The Custodian shall be protected

         in acting upon any instructions, notice, request,

         consent, certificate or other instrument or paper

         believed by it to be genuine and to have been properly

         executed by or on behalf of the Fund.  The Custodian may

         receive and accept a certified copy of a vote of the

         Trustees of the Fund as conclusive evidence (a) of the

         authority of any person to act in accordance with such

         vote or (b) of any determination or of any action by the

         Trustees pursuant to the Declaration of Trust as

         described in such vote, and such vote may be considered

         as in full force and effect until receipt by the

         Custodian of written notice to the contrary.

3.       Duties of Custodian with Respect to the Books of Account

         and Calculation of Net Asset Value and Net Income.

         The Custodian shall cooperate with and supply necessary

information to the entity or entities appointed by the Trustees of the Fund to keep the books of account of the Fund and/or

compute the net asset value per share of the outstanding shares of the Fund or, if directed in writing to do so by the Fund,

shall itself keep such books of account and/or compute such net asset value per share.  If so directed, the Custodian shall also calculate daily the net income of the Fund as described in the

Fund's currently effective prospectus and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the

division of such net income among its various components.  The calculations of the net asset value per share and the daily

income of the Fund shall be made at the time or times described from time to time in the Fund's currently effective prospectus.

4.       Records

         The Custodian shall create and maintain all records

relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the

Investment Company Act of 1940, with particular attention to

Section 31 thereof and Rules 31a-1 and 31a-2 thereunder,

applicable federal and state tax laws and any other law or

administrative rules or procedures which may be applicable to the

Fund.  All such records shall be the property of the Fund and shall at all times during the regular business hours of the

Custodian be open for inspection by duly authorized officers,

employees or agents of the Fund and employees and agents of the

Securities and Exchange Commission.  The Custodian shall, at the

Fund's request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, when

requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include

certificate numbers in such tabulations.

5.       Opinion of Fund's Independent Accountant

         The Custodian shall take all reasonable action, as the

Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the

preparation of the Fund's Form N-1A, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

6.       Reports to Fund by Independent Public Accountants

         The Custodian shall provide the Fund, at such times as

the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures

contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports, which shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund, to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, shall so state.

7.       Compensation of Custodian

         The Custodian shall be entitled to reasonable

compensation for its services and expenses as Custodian, as

agreed upon from time to time between the Fund and the Custodian.

8.       Responsibility of Custodian

         So long as and to the extent that it is in the exercise

of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this

Contract and shall be held harmless in acting upon any notice,

request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties.  The Custodian shall be held to the exercise of

reasonable care in carrying out the provisions of this Contract,

but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence.  It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.  Notwithstanding the foregoing, the responsibility of the Custodian with respect to redemptions effected by check shall be in accordance with a separate Agreement entered into between the Custodian and the

Fund.

         If the Fund requires the Custodian to take any action

with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian,

result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the

Custodian to take such action, shall provide indemnity to the

Custodian in an amount and form satisfactory to it.

         If the Fund requires the Custodian to advance cash or

securities for any purpose or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges,

expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the

Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of Fund assets to the extent necessary to obtain reimbursement.

9.       Effective Period, Termination and Amendment

         This Contract shall become effective as of its

execution, shall continue in full force and effect until

terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed,

postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not act under Section 2.12 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Trustees of the Fund have approved the initial use of a particular Securities System and the receipt of an annual

certificate of the Secretary or an Assistant Secretary that the

Trustees have reviewed the use by the Fund of such Securities

System, as required in each case by Rule 17f-4 under the

Investment Company Act of 1940, as amended; provided further,

however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations,

or any provision of the Declaration of Trust, and further

provided, that the Fund may at any time by action of its Trustees

(i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or

(ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the

Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

         Upon termination of the Contract, the Fund shall pay to

the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

10.      Successor Custodian

         If a successor custodian shall be appointed by the

Trustees of the Fund, the Custodian shall, upon termination,

deliver to such successor custodian at the office of the

Custodian, duly endorsed and in the form for transfer, all

securities then held by it hereunder and shall transfer to an account of the successor custodian all of the Fund's securities held in a Securities System.

         If no such successor custodian shall be appointed, the

Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Trustees of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other

properties in accordance with such vote.

         In the event that no written order designating a

successor custodian or certified copy of a vote of the Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940,

doing business in Boston, Massachusetts, of its own selection,

having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000,

all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract and to transfer to an account of such successor custodian all of the Fund's

securities held in any Securities System.  Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

         In the event that securities, funds and other properties

remain in the possession of the Custodian after the date of

termination hereof owing to failure of the Fund to procure the certified copy of vote referred to or of the Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and

effect.

11.      Interpretive and Additional Provisions

         In connection with the operation of this Contract, the

Custodian and the Fund may from time to time agree on such

provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract.  Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any

applicable federal or state regulations or any provision of the

Declaration of Trust of the Fund.  No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

12.      Massachusetts Law to Apply

         This Contract shall be construed and the provisions

thereof interpreted under and in accordance with laws of The

Commonwealth of Massachusetts.

13.      Prior Contracts

         This Contract supersedes and terminates, as of the date

hereof, all prior contracts between the Fund and the Custodian relating to the custody of the Fund's assets.

         IN WITNESS WHEREOF, each of the parties has caused this

instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 1st day of June, 1985.



ATTEST                       ALLIANCE GOVERNMENT RESERVES



/s/William A. Bennet            /s/ James P. Syrett
_________________________    By ________________________________
  Secretary                       President

ATTEST                       STATE STREET BANK AND TRUST COMPANY



/s/ K. M. Kubit                 /s/ Charles Cassidy
_________________________    By ________________________________
  Assistant Secretary             Vice President




























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